Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES COMPLETES REFINANCING TRANSACTIONS

MATAWAN, NJ, October 31, 2019 – Hovnanian Enterprises, Inc. (NYSE:HOV) (“Hovnanian” or the “Company”) announced today that it has closed several refinancing transactions that extend the maturities of over $700 million of the Company’s debt, including addressing all near-term maturities through 2021, as well as proactively extending approximately 50% of its upcoming maturities in 2022 and 2024. Additionally, the Company refinanced its $125 million secured revolving credit facility, which had revolving commitments terminating in December 2019, to a new secured revolving credit facility (the “New Revolver”) maturing in 2022.

The transactions provide Hovnanian with meaningful maturity extensions and increased financial flexibility to grow its asset base and continue positive momentum in executing on its multi-year strategy to achieve its key metric targets. Additionally, the transactions simplify the Company’s capital structure and enable it to maintain its strong liquidity position.

“These transactions provide us with a stronger capital structure to continue executing on our growth strategy, and increase value for all stakeholders,” said Ara Hovnanian, President, Chief Executive Officer and Chairman of Hovnanian. “We have successfully executed on the first several pillars of our strategy, having improved lots under control, increased community count, and demonstrated strong trends in contract growth per community. With today’s announcement, we are in great position to deliver more homes, increase our top line, leverage our overhead and interest expenses, and enhance our profitability,” added Mr. Hovnanian.

Transaction Details

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The Company exchanged or refinanced $221.0 million of 10% Senior Secured Notes due 2022 and $213.6 million of its 10.5% Senior Secured Notes due 2024 into $350.0 million of new 7.75% Senior Secured Notes due 2026 and/or cash and $103.1 million of new 11.25% Senior Secured Notes due 2026.

●	Additionally, the Company has entered into the 7.75% New Revolver to replace its prior 10.0% secured revolver, which had revolving commitments terminating in December 2019.

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The Company refinanced its near-term maturities consisting of its 9.5% Senior Secured Notes due 2020, 2.0% Senior Secured Notes due 2021, and 5.0% Senior Secured Notes due 2021, with the net proceeds of $282.3 million aggregate principal amount of 10.5% Senior Secured Notes due 2026.

Key benefits include:

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Increased Maturity Runway: The transactions refinance all of the Company’s $270.0 million of debt maturing through 2021 with new debt due 2026 and proactively extend approximately 50% of its debt maturing in 2022 and 2024 to 2026.

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Simplified Collateral Pool/Pledge of Additional Collateral to Existing Creditors: The transactions combine the Company’s two secured debt collateral pools to create a broader collateral base for its secured debt holders, which has enabled the Company to align the collateral and guarantee structure for all of its lenders. This alignment will simplify the Company’s corporate structure and reduce future recurring administrative costs.

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Maintains Strong Liquidity Position: The transactions address near-term maturities while maintaining balance sheet cash and full revolver availability, thereby preserving these resources to deploy into new investments.

“Hovnanian has been working on balance sheet improvements since the great housing recession in 2009, consistently taking steps to enhance our financial flexibility. From the beginning of 2009, we have reduced debt by almost $1.1 billion and are back to achieving substantial growth. Moving forward, Hovnanian continues to actively analyze its capital structure and explore additional transactions to strengthen its balance sheet, including those that reduce leverage or extend maturities,” added Mr. Hovnanian.

Exhibit 99.1

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) fluctuations in interest rates and the availability of mortgage financing; (13) increases in cancellations of agreements of sale; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (24) geopolitical risks, terrorist acts and other acts of war; (25) loss of key management personnel or failure to attract qualified personnel; (26) information technology failures and data security breaches; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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